EXHIBIT 10.8


                        AMENDMENT AGREEMENT NUMBER EIGHT
                         TO LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT AGREEMENT NUMBER EIGHT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of November 12, 2002, is entered into between and among, on the one hand U.S. BANK NATIONAL ASSOCIATION, as a lender and as the arranger and administrative agent ("Agent") for the lenders that become members of the Lender Group pursuant to the terms of the Agreement (as that term is defined below) (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and, on the other hand, 3D SYSTEMS CORPORATION, a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower," and individually and collectively, jointly and severally, as the "Borrowers") and amends that certain Loan and Security Agreement, dated as of May 21, 2001, between and among Agent and Borrowers, as amended by that certain Amendment Agreement Number One to Loan and Security Agreement, dated July 26, 2001, that certain Amendment Agreement Number Two to Loan and Security Agreement, dated August 16, 2001, that certain letter agreement, dated August 30, 2001, that certain Amendment Agreement Number Three to Loan and Security Agreement, dated October 1, 2001, that certain Amendment Agreement Number Four to Loan and Security Agreement, dated as of November 1, 2001, that certain Amendment Agreement Number Five to Loan and Security Agreement, dated as of December 20, 2001, that certain Amendment Agreement Number Six to Loan and Security Agreement, dated as of August 30, 2002, and that certain Amendment Agreement Number Seven to Loan and Security Agreement, dated October 1, 2002 (as amended, the "Agreement"). All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern. This Amendment is entered into in light of the following facts:

                                    RECITALS

     WHEREAS, Borrowers have requested that Lenders agree to change (i) the Leverage Ratio, (ii) the Senior Debt to EBITDA Ratio, and (iii) Minimum Fixed Charge Coverage Ratio.

     WHEREAS, Lenders have agreed to Borrowers' requests on the condition that Borrowers agree to: (i) a permanent reduction in the Maximum Revolver Amount and agree to prepay a portion of the outstanding balance under the Term Loan, (ii) the addition of a Minimum Net Profit Covenant, (iii) a change in the pricing for the Advances and the Term Loan, and (iv) the other terms and conditions contained in this Amendment.

     WHEREAS, Borrowers have agreed to the terms and the conditions required by Lenders.

     NOW, THEREFORE, the parties agree as follows:

     1. The definitions of "Applicable Margin", "EBITDA", "Fixed Charge Coverage Ratio", "Leverage Ratio", "Maximum Revolver Amount", and "Senior Debt to EBITDA Ratio" contained in Section 1.1 of the Agreement are deleted in their entirety and are replaced with the following:


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


          'Applicable Margin' means, with respect to any Obligation on the first day of the first month following the delivery of financial statements pursuant to Section 6.3, the margin as provided below based upon the Leverage Ratio.

                             Applicable Margin For:

Leverage Ratio                          LIBOR Rate Loans      Prime Rate Loans
-------------------------------         ----------------      ----------------
Less than 1.5:1.0                             2.00%                 .25%

Less than 2.0:1.0, but equal
to or greater than 1.5:1.0                    2.25%                 .50%

Less than 2.5:1.0, but equal
to or greater than 2.0:1.0                    2.50%                 .75%

Equal to 2.5:1.0                              2.75%                1.00%

Less than 5.0:1.0, but equal
to or greater than 2.51:1.0                   5.00%                3.25%

Less than 7.50:1.0, but equal
to or greater than 5.0:1.0                    5.25%                3.50%

Less than 11.50:1.0, but
equal to or greater than
7.50:1.0                                      5.50%                3.75%

Equal to or greater than
11.50:1.0                                     5.75%                4.00%


          'EBITDA' means, with respect to any fiscal period, Parent's and its Subsidiaries' consolidated net earnings (or loss) from normal business operations (as determined by Agent in its Permitted Discretion), plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

          'Fixed Charge Numerator' means, as of the time that the Fixed Charge Coverage Ratio is being determined, the amount equal to EBITDA for the 12 month period then ended (except as provided in the definition of Excess Cash Flow above), minus all taxes paid during such period, minus all distributions to shareholders (other than shareholders that are also Borrowers) made during such period, minus unfinanced Capital Expenditures made during such period, provided, however, that solely for the four fiscal quarters commencing with the fiscal quarter ending on or about March 31, 2003 and ending with the fiscal quarter ending on December 31, 2003, for purposes of this calculation, EBITDA shall be annualized based upon calendar year to date results as of the fiscal quarter then ending.

          'Fixed Charge Coverage Ratio' means, as of the end of the most recently concluded fiscal quarter of Parent, the ratio of (i) the Fixed Charge Numerator; to (ii) the aggregate amount of all regularly scheduled principal payments which will become due and payable in respect of long term debt by Borrowers during the immediately succeeding four fiscal quarters, plus all interest payments due and payable by Borrowers during the 12 month period then ended (provided, however, that for the four fiscal quarters commencing with the fiscal quarter ending on or about March 31, 2003 and ending with the fiscal quarter ending on December 31, 2003 the interest payments shall be annualized based on actual payments made during such period).

          'Leverage Ratio' means, as of the end of the most recently concluded fiscal quarter of Borrowers, the ratio of interest bearing Debt outstanding as of the end of such fiscal quarter to EBITDA calculated as follows: (y) for the fiscal year of Borrowers commencing on January 1, 2003 and ending on December 31, 2003, EBITDA shall be calculated as of the end of each fiscal quarter of Borrowers and shall be annualized based upon calendar year to date results as of the end of such fiscal quarter then ending, and
     (z) commencing with the fiscal quarter of Borrowers ending on or about March 31, 2004 and for each fiscal quarter of Borrowers thereafter, the EBITDA shall be calculated for the four fiscal quarter period of Borrowers ended with the most recent fiscal quarter of Borrowers in such financial statements.

          'Maximum Revolver Amount' means $9,650,000.

          'Senior Debt to EBITDA Ratio' means, as of the end of the most recently concluded fiscal quarter of Borrowers, the ratio of all then outstanding Senior Debt to EBITDA calculated as follows: (y) for the fiscal year of Borrowers commencing on January 1, 2003 and ending on December 31, 2003, EBITDA shall be calculated as of the end of each fiscal quarter of Borrowers and shall be annualized based upon calendar year to date results as of the end of such fiscal quarter then ending, and (z) commencing with the fiscal quarter of Borrowers ending on or about March 31, 2004 and for each fiscal quarter of Borrowers thereafter, the EBITDA shall be calculated for the four fiscal quarter period of Borrowers ended with the most recent fiscal quarter of Borrowers in such financial statements.

     2. Section 2.1(a)(y)(i) of the Agreement is deleted and replaced with the following:

          (i) $4,825,000,

     3. Section 2.2 of the Agreement is amended by replacing the payment grid contained in that Section with a new payment grid as follows:



         Date                                   Installment Amount
====================================    =======================================
Commencing on December 1, 2002 and      Accrued and unpaid interest
continuing on the same day of each
month until February 1, 2007

On November 12, 2002                    A principal installment of $2,400,000
                                        plus all accrued and unpaid interest on
                                        the portion of the Term Loan owing to
                                        Bank of the West

Commencing on March 1, 2003 and         Quarterly principal installments equal
continuing on the same day of           to the lesser of the outstanding
every third month thereafter            outstanding principal balance of the
                                        Term Loan or $750,000 each

On June 1, 2006                         The unpaid principal balance, plus
                                        accrued interest


     4. Section 7.20 (a) of the Agreement is deleted and replaced with the following:

          (a) Fail to maintain:

               (i) SENIOR DEBT TO EBITDA RATIO. A Senior Debt to EBITDA Ratio of not more than 2.0:1 for each fiscal quarter during the term of this Agreement.

               (ii) MAXIMUM LEVERAGE RATIO. A Leverage Ratio of not more than of 3.0:1, for each of the four fiscal quarters commencing with the fiscal quarter ending December 31, 2002, and ending with the fiscal quarter ending on or about September 30, 2003, and a Leverage Ratio of not more that 2.75:1 for each fiscal quarter commencing with the fiscal quarter ending December 31, 2003, and for each fiscal quarter thereafter for the remaining term of this Agreement.

               (iii) FIXED CHARGE COVERAGE RATIO. A Fixed Charge Coverage Ratio of not less than: (1) 1.00:1.00, for fiscal quarter ending on or about March 31, 2003, (2) 1.20:1.00, for fiscal quarter ending on or about June 30, 2003; (iii) 1.25:1.00, for fiscal quarter ending on or about September 30, 2003 and thereafter.

               (iv) TANGIBLE NET WORTH. Tangible Net Worth of at least $23,000,000, increased by 50% of Borrowers' net income for each fiscal quarter during the term of this Agreement.

               (v) MINIMUM NET INCOME. Commencing with the fiscal quarter ending on or about March 31, 2003 and as of the last day of each fiscal quarter thereafter, Borrowers shall have (on a consolidated basis) net income from normal business operations (as determined by Agent in its Permitted Discretion) of no less than $1.00.

     5. Schedule C-1 to the Agreement is hereby replaced with the Schedule C-1 attached to this Amendment.

     6. Borrowers shall pay Agent an amendment fee in the amount of $65,000 plus all costs, fees (including attorney's fees) and expenses incurred in connection with the drafting and negotiation of this Amendment.

     7. This Amendment shall be deemed effective as of the date first hereinabove written and shall have no retroactive effect whatsoever. Except as specifically amended herein, the Agreement shall remain in full force and effect without any other changes, amendments or modifications.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                    3D SYSTEMS CORPORATION,
                                    a Delaware corporation as Administrative
                                    Borrower and as a Borrower


                                    By:    /S/ E. JAMES SELZER
                                       ----------------------------------------
                                    Title:  CFO
                                          -------------------------------------

                                    3D SYSTEMS, INC.,
                                    a California corporation as a Borrower


                                    By:    /S/ E. JAMES SELZER
                                       ----------------------------------------
                                    Title:  CFO
                                          -------------------------------------

                                    3D CAPITAL CORPORATION,
                                    a California corporation, as a Borrower


                                    By:    /S/ E. JAMES SELZER
                                       ----------------------------------------
                                    Title:  CFO
                                          -------------------------------------

                                    3D SYSTEMS FRANCE SARL,
                                    as a Borrower


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------

                                    3D SYSTEMS GMBH,
                                    as a Borrower


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------

                                    U.S. BANK NATIONAL
                                    ASSOCIATION, as Agent and
                                    as a Lender


                                    By:    /S/ KAREN K. BROWN
                                       ----------------------------------------
                                          Karen K. Brown, Sr. Vice President

                            REAFFIRMATION OF GUARANTY


         The undersigned has executed a Continuing Guaranty ("Guaranty") in favor of Lenders respecting the obligations of Borrowers owing to Lenders. The undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that the Guaranty remains in full force and effect; nothing in such Continuing Guaranty obligates Lenders to notify the undersigned of any changes in the financial accommodations made available to Borrowers or to seek reaffirmations of the Guaranty; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.


                                    3D HOLDINGS, LLC,
                                    a Delaware limited liability company


                                    By:    /S/ E. JAMES SELZER
                                       ----------------------------------------
                                    Title:  CFO
                                          -------------------------------------

                                  Schedule C-1
                                   Commitments


                     Revolver            Term Loan
   Lender           Commitment           Commitment       Total Commitment
-------------     --------------       -------------      ----------------

U.S. Bank           $9,650,000          $10,350,000          $20,000,000
                  --------------       -------------      ----------------

All Lenders         $9,650,000          $10,350,000          $20,000,000
                  ==============       =============      ================



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